EXHIBIT 10.2

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principle Basis: $205,082	Issue Date: June 30, 2015

CONVERTIBLE PROMISSORY NOTE (N6 NOTE)

FOR VALUE RECEIVED, NATIONAL AUTOMATED SERVICES, INC., or it’s surviving entity whether change in name only, a NEVADA corporation (hereinafter called the “Borrower” or “Company”), hereby promises to pay to the order of Energy Management Capital, Inc., a Nevada corporation, or registered assigns (the “Holder”) the principle sum of $205,082 (“Maturity Amount” or “Principle Basis” or “Principle”) on January 1, 2016 (the “Maturity Date”), and to pay interest and fees on the unpaid principle balance hereof at the annual rate of nine percent (9%) (the “Interest Rate”) from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, as set forth by the terms contained herein (the “Note” or sometimes referred to as “Agreement”).

This Note replaces the previous unpaid principle Note N5 of $159,000 and $10,000 (unpaid fees) dated January 31st, 2015, having matured on March 31st, 2015, currently earning interest at 22% (“N5”). The Principle Basis includes the unpaid principle, fees, approximately $21,686 in interest (which includes two additional months of interest coverage till August) on the unpaid principle and interest, and seven point five five percent (7.55%) of the unpaid principle and interest combined ( equal to $14,396), as “Additional Consideration” in lieu of the 50% default rate right currently available under N5. Borrower understands Additional Consideration compensates the Holder for the new terms contained herein and provides considerable benefit to the Company including curing of previous maturity, lower interest, favorable general terms and specific warranties, lower default interest, lower default amount, significantly favorable conversion terms for the Borrower, and borrower flexibility. If Holder and Borrower both agree in writing, and Borrower derives benefit on its financial balance statements; Borrower may extend the term of this Note (“Right to Extend”) and all of its provisions toa June 30, 2018 (“New Maturity Date”), provided; the Holder is further provided Additional Consideration of the then combined unpaid Principle and calculated interest due at the time of such exercise, and such Additional Consideration increases the Principle by no less than 108% of the Principle Basis at Issue Date. Borrower shall provide written request as provided in this Note using Exhibit B, no sooner than 30 days after Issue Date, but no later than 90 days after Issue Date.

Interest is to be paid and received quarterly within 5 business days of the close of each calendar quarter no later than 5PM EST. Quarterly interest is calculated by multiplying the Principle Basis by the Interest Rate (or Default Interest if an Event of Default exists per the terms of this Note) divided by four. Holder retains the option to waive the interest payment and increase the Principle Basis by such amount and agrees to give at least a 20 day written notice to the Borrower if this option is exercised. Accrued and calculated Interest shall be paid either by electronic funds transfer, or by other reasonable means. This Note may not be prepaid in whole or in part except as otherwise set forth in this Note. Any amount of principal or interest on this Note which is not paid when due shall bear penalty interest at the rate of eighteen percent (18%) per annum calculated from the Issue Date and accrue $250 per day from the due date thereof until the same is paid (“Default Interest”). If Borrower determines an inability to pay Default Interest, (1) and the Event of Default is for payment of quarterly Interest only, (2) and Holder has either notified or been notified by the Borrower of the Event of Default, Borrower is to apply a minimum of 10 days Default Interest and increase the Principle Basis by such calculated amount. Holder agrees that such increase cures that specific Event of Default. Nothing in the preceding prevents a new Event of Default being triggered after the original Event of Default is cured and additional Default Interest being calculated and due for each new Event of Default. After curing the Event of Default(s) the original Interest Rate will be reset and calculated thereafter unless another Event of Default occurs. Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder in accordance with the terms hereof shall be made in lawful money of the United States of America. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required by law or executive order to remain closed.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1           Conversion Right. The Holder shall have the right, after ninety (90) days of the Issue Date, to convert all or part of the outstanding unpaid remaining amounts into fully paid and non-assessable shares of the Company class A common stock (“Common Stock”), as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”).

1.2           Conversion Price.

(a)           Calculation of Conversion Price. The conversion price (the “Conversion Price”) shall be the Conversion Price (as defined herein)(subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Conversion Price” shall be at a fixed price based on the closing price of the Common Stock as quoted by a Reporting Service (as defined herein) on the Issue Date multiplied by 135% (“Fixed Price”). Should the closing price of the Common Stock fall greater than thirty-five percent below the Fixed Price, the Conversion Price shall be calculated using a twenty percent (20%) discount to the lowest trading price recorded in the previous 30 Trading Days of written notice to convert, but not more than the Fixed Price. “Trading Price” means, Common Stock of the Borrower as of any date, the lowest trading price on the Over-the-Counter Bulletin Board, (the “OTCQB”), (the “NYSE”), (the “NYSE MRKTS”), (the “NASDAQ”) or other U.S. national trading market as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Borrower and Holder (i.e. Bloomberg, Scottrade, etc.). “Trading Day” shall mean any day on which the Common Stock is traded for any period on such market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. If the Issuer’s Common stock is chilled for deposit at DTC and/or becomes chilled at any point while this Agreement remains outstanding, an additional eight percent discount will be attributed to the Conversion Price defined hereof (the “Default Discount”). If during the term of this Note any Event of Default exists, regardless if cured, and Holder learns of such default without the Borrower providing written notice to the Holder on nature of the Event of Default, within Ten (10) days, using electronic mail (“Email”) or other acceptable means as provided herein; the Holder shall retain the right to use the Default Discount as the new Conversion Price and Holder shall retain the right to make all future conversions, at the Default Discount. If the Borrower is unable to issue any shares under this provision due to the fact that there is an insufficient number of authorized and unissued shares available, the Holder promises not to force the Borrower to issue these shares or trigger an Event of Default, provided that Borrower takes immediate steps required to get the appropriate level of approval from shareholders or the board of directors, where applicable to raise the number of authorized shares to satisfy the Notice of Conversion, herein as Exhibit A.

1.3           Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, (the “Reserve”) to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the this Agreement. The Borrower is required to adjust the “Reserve” at least annually or after any Event of Default. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserve it will be considered an Event of Default under Section 3.2 of the Note.

1.4           Method of Conversion.

(a)          Mechanics of Conversion. Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time, from time to time, 90 days after the Issue Date, by: (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4.

(b)          Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted or paid in full as provided herein.

(c)          Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d)          Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided herein, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within five (5) business days after such receipt ( but in any event the fifth (5th) business day being hereinafter referred to as the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of the this Note).

(e)          Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., EST, on such date.

1.5           Removed

1.6           Effect of Certain Events.

(a)          Effect of Merger, Consolidation, Etc. If at any time hereafter exists, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor, “Effect of Merger”, then the Holder has right to either: (i) accelerate all interest payments calculated through the Maturity Date of this Agreement, had the Effect of Merger not occurred, including all remaining unpaid principle balance, and fees, and Default Interest remaining and unpaid, or; (ii) to consider the Effect of Merger to be an Event of Default (as defined herein) pursuant to which the Borrower or its successor shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined below). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization. Default Amount shall be equal to 138% multiplied by the combined outstanding unpaid Principle Basis, Default Interest, and fees.

(b)          Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, amendment to its articles of incorporation, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same, or a different number of shares of another class, or classes of stock or securities of the Borrower, or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, “Event Default Due to Merger Consolidation” then the Holder of this Note shall thereafter have the right “Election of Adjustment Due to Merger Consolidation” to either i) immediately or within one year thereafter, exchange this Note for a Convertible Note equal to the Default Amount with a conversion discount no less than, the Default Discount, to the lowest trading price in the previous 30 days to the Event of Default Due to Merger Consolidation (if merger, consolidation, or otherwise is a publicly traded entity) or ii) to accelerate the total payment of Default Amount due within 5 business days of written notification of Event of Default Due to Merger Consolidation and Borrower receiving the Election of Adjustment Due to Merger Consolidation. If converted into shares, the Holder shall immediately be eligible to convert such Note and receive in lieu of the principle, interest, and penalty fees, and/ or Default Amount in shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been a convertible instrument converted in full immediately prior to such transaction without regard to any limitations on conversion.

(c)          Ownership Transfer. The Holder reserves the right to sell, convey, assign, or transfer the Note and all of it’s provisions, rights, and benefits for any or no consideration the market will support with or without providing notice to the Borrower previous to the transaction. Reasonable notice will be provided after the transaction describing the nature, date, and person(s) or entities involved in the transaction hereinafter (“Transaction Notice”). Under such event, the borrower agrees that the ownership of Holder is transferred and that Holder no longer has claim to the rights contained herein. Borrower agrees to transfer all such rights and privileges of this Note to the other party listed in the Transaction Notice and provide acknowledgement to the event to the new owner of the Note within 3 days of receipt of the Transaction Notice.

1.7           Prepayment Option-Notwithstanding anything to the contrary contained in this Note, so long as the Borrower is not currently in default of this Note and the Event of Default will be cured before or within 5days of the Optional Prepayment Notice, the Borrower shall have the right, exercisable in five (5) Business Days post written notice to the Holder of the Note to prepay the outstanding Note based on the Incentive Amount plus interest. Any notice of prepayment herein (Optional Prepayment Notice) hereunder shall be delivered to the Holder of the Note at its registered address and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than Five (5) Business Days from the date of the Optional Prepayment Notice (the Optional Prepayment Date) (3) the calculated interest and principle due on the Date of the Optional Prepayment Notice, (4) and the title and address of payment per section 8(f) of this Agreement. If the Borrower exercises its right to prepay the Note before July 31, 2015 under the provision herein, the Holder will assign an early prepayment incentive discount of $20,000, reducing the Principle Basis on the Note to $185,082 (the “Incentive Discount”). Should the Borrower exercise this right within 90 days of the Issue Date, the pre-payment amount shall be the unpaid Principle Basis and unpaid interest due at such notice. Thereafter, if the Borrower exercises this right the Borrower shall make payment of an amount (the “Incentive Amount”) equal to 105%, multiplied by the sum of: (A) the then outstanding Principle amount of this Note plus (B) any and all accrued and unpaid interest on the unpaid Principle amount of this Note to the Optional Prepayment Notice. If the Company delivers the Optional Prepayment Notice and fails to pay the Optional Prepayment due to the Holder of the Note within five (5) business days following the Optional Prepayment Date on either the Incentive Discount or the Incentive Amount, the new incentive amount shall increase to 109% of the Principle Basis, and Conversion Price shall be increased to the Default Discount at the option of the Holder.

ARTICLE II. CERTAIN COVENANTS

2.1           Negative Covenants As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Borrower shall not, and shall not, directly or indirectly:

(a)           amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(b)           repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock equivalents;

(c)           pay cash dividends or distributions on any equity securities of the Borrower;

(d)           sell, lease or otherwise dispose of any portion of its assets outside the ordinary course of business, other than de minimis sales. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition;

(e)           so long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, with the limitation to, officers, directors, employees, subsidiaries and affiliates of the Borrower, made in the ordinary course of business;

(f)           repay, or prepay any other indebtedness of the Borrower (excluding it’s subsidiary(s)) without the written approval by the Holder unless it is in the ordinary course of business, materially improves the shareholder value of the Borrower, and is part of its overall strategic execution.

ARTICLE III. EVENTS OF DEFAULT

The following are events of default (each, an “Event of Default”) and shall result in Default Interest, Default Discount, and acceleration of payment due:

3.1           Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration, or otherwise.

3.2           Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note.

3.3           Breach of Covenants. The Borrower breaches any covenant or term or condition contained in this Note and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder;

3.4           Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder;

3.5           Bankruptcy, Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall commence, announce, or there shall be commenced against the Borrower or any subsidiary of the Borrower under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any subsidiary of the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any subsidiary of the Borrower or there is commenced against the Borrower or any subsidiary of the Borrower any such bankruptcy, insolvency or other proceeding which remains undismissed or the Borrower or any subsidiary of the Borrower makes a general assignment for the benefit of creditors; or the Borrower or any subsidiary of the Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any subsidiary of the Borrower shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower or any subsidiary of the Borrower for the purpose of effecting any of the foregoing;

3.6           Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

3.7           Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCQB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or other Stock Exchange or there shall be no bid price for the stock for a period of two business days.

3.8           Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.9           Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10         Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

ARTICLE IV. MISCELLANEOUS

4.1           Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) transmitted by hand delivery, telegram, electronic mail (“Email”) or facsimile, or by US Mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be:

If to the Borrower, to:	If to the Holder:
NATIONAL AUTOMATED SERVICES, INC.	Energy Management Capital, Inc.
8965 S. EASTERN #120E	9380 Central Avenue NE, Suite 340,
LAS VEGAS, NV 89123	Blaine MN, 55434
Rchance@nasv.biz	Beadle@emcapital.biz
Attn: Mr. Robert Chance, CEO	Attn: Mr. Beadle, President

4.3          Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4          Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5          Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6          Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Minnesota or in the federal courts located in the state and county of Minnesota. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7          Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.8          Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

4.9          No trading. Holder represents and warranties that it has not nor has it engaged any party on behalf of the Holder to sell securities of the Company’s Common Stock in the open market within 90 days of, after, and including the Issue Date. Holder provides additional warranty that it will not, nor will it engage other parties on behalf of the Holder to sell Common Stock in the open market within 30 days of exercising its right to convert as a means of reducing its conversion price.

(Signature Page Follow)

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this June 30, 2015.

National Automation Services, Inc.

By:	/s/ Robert Chance
President & Chief Executive Officer

Agreed to:

/s/ Chris Beadle
Energy Management Capital, Inc.

Exhibit A

Notice of Conversion

The undersigned hereby elects to convert $                       of the principal of the Note N6 (Indicated below) into Shares of Common Stock of NATIONAL AUTOMATED SERVICES, INC., a NEVADA Corporation (the “Borrower”) according to the conditions of the Convertible Note of the Borrower dated as of June 1, 2015 (the “Note”). No fee will be charged to the Holder or Holder’s Custodian for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ]	The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:

[ ]	The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below:

Energy Management Capital, Inc. a Nevada Corporation
EIN #: 46-4717146

Date of Conversion:

Conversion Price:

Shares to Be Delivered:

Remaining Principal Balance Due

After This Conversion:

Signature

Exhibit B

Right to Extend

The undersigned hereby accepts the Borrower’s request for Right to Extend the Note, with original Principle Basis, $205,082.00 according to the conditions and terms of the Convertible Note N6 of the Borrower dated as of June 1, 2015 (the “Note”) and extended to June 1, 2018 (the “New Maturity Date”). Energy Management Capital, Inc., a Nevada Corporation (“Holder”) understands that it shall receive as Additional Consideration (defined in Note) no less than 108% of the Principle Basis, to be added to all unpaid amounts of Principle, forming (“New Principle Basis”), in which all interest to be calculated from the Issue Date to the Maturity Date and /or until paid in full now uses the New Principle Basis. Both Borrower and Holder agree to all other conditions and terms of the Note with exception to Borrower’s right to prepayment and any right to extend maturity past the New Maturity Date.

This serves as written acceptance of change in Maturity and change in Principle Basis on the Note only.

IN WITNESS WHEREOF, Borrower has caused this Right to Extend on the Note to be signed in its name by its duly,

Authorized Officer

below: Request By:

Authorized Officer Signature of Borrower:

Print Name:

Date:

Acceptance Signature By:

Holder:

Date: